EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statement No. 333-82718 of Entravision Communications Corporation on Form S-8 of our report dated March 31, 2008, appearing in this Annual Report on Form 11-K of Entravision Communications Corporation 2001 Employee Stock Purchase Plan for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 31, 2008